================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 31, 2002





                            Jupitermedia Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                       000-26393                     06-1542480
--------------------------------------------------------------------------------
 (State or other                  (Commission                 (I.R.S. Employer
  jurisdiction                      File No.)                Identification No.)
of incorporation)



23 Old Kings Highway South
Darien, Connecticut                                                  06820
--------------------------------------------------------------------------------
(Address of principal                                              (Zip Code)
 executive offices)



Registrant's telephone number, including area code:   (203) 662-2800
                                                      --------------





                          INT Media Group, Incorporated
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         -------------------------------------
         On June 20, 2002, the Registrant agreed, subject to certain specified conditions precedent, to acquire certain assets and to assume certain liabilities of the Jupiter Research and Jupiter Events Businesses from Jupiter Media Metrix, Inc. ("JMM"), a Delaware corporation, pursuant to an Asset Purchase Agreement, dated as of June 20, 2002, by and between the Registrant, JMM and Jupiter Communications, Inc. ("JCI"), a subsidiary of JMM. The acquisition closed on July 31, 2002.

         The closing of this acquisition was initially reported by the Registrant in a Current Report on Form 8-K filed on August 15, 2002. This amendment is being filed to amend and restate Items 7(a) and 7(b) of such report in their entirety.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ----------------------------------

         (a)  Financial Statements of Business Acquired:
              -----------------------------------------
              The financial statements of the Research and Events Businesses Acquired from Jupiter Media Metrix, Inc. and the report of BP Professional Group LLP, independent certified public accountants, relating to such financial statements, are attached hereto.

         (b)  Pro Forma Financial Information:
              -------------------------------
              The unaudited pro forma condensed consolidating financial statements of the Registrant attached hereto are not necessarily indicative of the results that actually would have been attained if the acquisition had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the historical financial statements of the Registrant and the Research and Events Businesses Acquired from Jupiter Media Metrix, Inc.

         (c)  Exhibits:
              --------
              2.1 Asset Purchase Agreement, by and among Jupitermedia Corporation (F/K/A INT Media Group, Incorporated), Jupiter Media Metrix, Inc. and Jupiter Communications, Inc., dated as of June 20, 2002*

              99.1 Press release, dated June 21, 2002, of Jupitermedia Corporation (F/K/A INT Media Group, Incorporated)*

              -----------------------
              * Previously filed in the Current Report on Form 8-K filed by the Registrant on August 15, 2002.

                     RESEARCH AND EVENTS BUSINESSES ACQUIRED
                         FROM JUPITER MEDIA METRIX, INC.

                      INDEX TO AUDITED FINANCIAL STATEMENTS





                                                                          PAGE
                                                                          ----

Report of Independent Certified Public Accountants .....................   4

Balance Sheets as of December 31, 2000 and December 31, 2001 ...........   5

Statements of Operations for the Year Ended December 31, 1999,
    for the Period from January 1, 2000 through September 20,
    2000, for the Period from September 21, 2000 through December
    31, 2000 and for the Year Ended December 31, 2001 ..................   6

Statements of Cash Flows for the Year Ended December 31, 1999,
    for the Period from January 1, 2000 through September 20,
    2000, for the Period from September 21, 2000 through December
    31, 2000 and for the Year Ended December 31, 2001 ..................   7

Notes to Financial Statements ..........................................  8-12

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors of Jupitermedia Corporation:

     We have audited the accompanying balance sheets of the Research and Events Businesses Acquired from Jupiter Media Metrix, Inc. as of December 31, 2000 and 2001, and the related statements of operations and cash flows for the year ended December 31, 1999, for the period from January 1, 2000 through September 20, 2000, for the period from September 21, 2000 through December 31, 2000 and for the year ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Research and Events Businesses Acquired from Jupiter Media Metrix, Inc. as of December 31, 2000 and 2001, and the related statements of operations and cash flows for the year ended December 31, 1999, for the period from January 1, 2000 through September 20, 2000, for the period from September 21, 2000 through December 31, 2000 and for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



                                                  /s/  BP PROFESSIONAL GROUP LLP




Farmingdale, New York
October 8, 2002

                     RESEARCH AND EVENTS BUSINESSES ACQUIRED
                         FROM JUPITER MEDIA METRIX, INC.
                                 BALANCE SHEETS
                                 (IN THOUSANDS)



ASSETS                                          DECEMBER 31,       DECEMBER 31,
                                                    2000               2001
                                                 ----------         ----------
Current assets:
   Cash and cash equivalents                     $    5,540         $      790
   Marketable securities                             11,701                 --
   Accounts receivable, less allowance
      for doubtful accounts of $3,601
      and $1,255, respectively                       14,681              5,729
   Refundable income taxes                            1,664                 --
   Due from related parties                              --              3,124
   Prepaid expenses and other                         4,978              1,418
                                                 ----------         ----------
                Total current assets                 38,564             11,061

Property and equipment, net                          17,936                232
Goodwill, net                                       370,988              2,420
Other intangible assets, net                          2,338                 60
Restricted cash                                       4,797              4,797
Other assets                                            248                 28
                                                 ----------         ----------
                Total assets                     $  434,871         $   18,598
                                                 ==========         ==========


LIABILITIES

Current liabilities:
   Convertible notes payable                     $      267         $       --
   Accounts payable and accrued expenses              6,397              2,397
   Accrued taxes                                      6,668              7,351
   Accrued compensation                               4,538              1,106
   Accrued restructuring cost                            --             10,373
   Due to related parties                                --             25,446
   Deferred revenues                                 29,086              7,211
                                                 ----------         ----------
                Total current liabilities            46,956             53,884

Deferred rent                                         1,659                 --
                                                 ----------         ----------
                Total liabilities                $   48,615         $   53,884
                                                 ==========         ==========
Excess (deficiency) of assets over
  liabilities                                    $  386,256         $  (35,286)
                                                 ==========         ==========


                       See notes to financial statements.

                     RESEARCH AND EVENTS BUSINESSES ACQUIRED
                         FROM JUPITER MEDIA METRIX, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)



                                                          JANUARY 1,     SEPTEMBER 21,
                                                             2000            2000
                                          YEAR ENDED       THROUGH         THROUGH        YEAR ENDED
                                         DECEMBER 31,    SEPTEMBER 20,   DECEMBER 31,    DECEMBER 31,
                                             1999            2000            2000            2001
                                          ----------      ----------      ----------      ----------
Revenues                                  $   36,854      $   53,348      $   20,483      $   45,130
Cost of revenues                              16,897          20,713           9,493          23,333
                                          ----------      ----------      ----------      ----------
Gross profit                                  19,957          32,635          10,990          21,797
                                          ----------      ----------      ----------      ----------
Operating expenses:
   Advertising, promotion and selling         11,384          16,206           6,901          16,905
   General and administrative                 13,389          23,377           9,384          20,210
   Amortization expense                          429           1,202          21,990          60,219
   Restructuring charges                          --              --              --          17,303
   Impairment losses                              --              --              --         328,761
                                          ----------      ----------      ----------      ----------
                                              25,202          40,785          38,275         443,398
                                          ----------      ----------      ----------      ----------

                                              (5,245)         (8,150)        (27,285)       (421,601)

Interest income                                  800           2,283             555             417
Interest expense                                 (57)           (110)             (5)            (43)
Other expense                                     --          (4,871)            (15)           (315)
                                          ----------      ----------      ----------      ----------

Net loss                                  $   (4,502)     $  (10,848)     $  (26,750)     $ (421,542)
                                          ==========      ==========      ==========      ==========



                       See notes to financial statements.

                     RESEARCH AND EVENTS BUSINESSES ACQUIRED
                         FROM JUPITER MEDIA METRIX, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                        JANUARY 1,     SEPTEMBER 21,
                                                                           2000            2000
                                                        YEAR ENDED       THROUGH         THROUGH        YEAR ENDED
                                                       DECEMBER 31,    SEPTEMBER 20,   DECEMBER 31,    DECEMBER 31,
                                                           1999            2000            2000            2001
                                                        ----------      ----------      ----------      ----------
Cash flows from operating activities:
   Net loss                                             $   (4,502)     $  (10,848)     $  (26,750)     $ (421,542)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
      Impairment losses                                         --              --              --         328,761
      Restructuring charges                                     --              --              --          17,303
      Depreciation of property and equipment                   849           1,924             810           4,558
      Amortization of intangibles                              429           1,202          21,990          60,219
      Accretion of discount on convertible notes                57              76              28              --
      Provision for allowance for doubtful accounts          1,898           1,264           1,285          (2,346)
   Changes in assets and liabilities, net of effect
    of acquisitions:
      Accounts receivable                                  (13,379)          5,835          (7,016)         11,298
      Refundable income taxes                                   --              --          (1,664)          1,664
      Prepaid expenses and other                            (2,420)         (2,969)          1,139           3,780
      Restricted cash                                           --              --          (4,797)             --
      Accounts payable and accrued expenses                  4,165          15,675         (15,952)         (4,000)
      Accrued taxes and accrued compensation                 1,674             831           7,859          (2,749)
      Accrued restructuring cost                                --              --              --          (6,930)
      Due to related parties, net                               --              --              --          22,322
      Deferred revenues                                     18,736           2,881             611         (21,875)
      Deferred rent                                            105             992             538          (1,659)
                                                        ----------      ----------      ----------      ----------
Net cash provided by (used in) operating activities          7,612          16,863         (21,919)        (11,196)
                                                        ----------      ----------      ----------      ----------
Cash flows from investing activities:
   Capital expenditures                                     (4,894)        (11,990)         (3,693)         (4,988)
   Sale of marketable securities                                --           8,852              --          11,701
   Investments in marketable securities                     (8,852)             --         (11,701)             --
   Net cash paid in connection with acquisitions               103            (390)             --              --
                                                        ----------      ----------      ----------      ----------
Net cash provided by (used in) investing activities        (13,643)         (3,528)        (15,394)          6,713
                                                        ----------      ----------      ----------      ----------
Cash flows from financing activities:
   Financing/(repayments) from/to JCI and JMM               62,436         (25,241)            (25)             --
   Proceeds from exercise of unit options                      554             946              --              --
   Payments on convertible notes                                --          (3,070)           (268)           (267)
                                                        ----------      ----------      ----------      ----------
Net cash provided by (used in) financing activities         62,990         (27,365)           (293)           (267)
                                                        ----------      ----------      ----------      ----------
Effect of exchange rates on cash                                47             (30)            (16)             --
                                                        ----------      ----------      ----------      ----------
Net change in cash and cash equivalents                     57,006         (14,060)        (37,622)         (4,750)
Cash and cash equivalents, beginning of period                 216          57,222          43,162           5,540
                                                        ----------      ----------      ----------      ----------
Cash and cash equivalents, end of period                $   57,222      $   43,162      $    5,540      $      790
                                                        ==========      ==========      ==========      ==========
Supplemental cash flow disclosures:
   Cash paid for interest                               $       --      $       81      $       73      $        7
                                                        ==========      ==========      ==========      ==========
   Cash paid for income taxes                           $       --      $       --      $    1,664      $       --
                                                        ==========      ==========      ==========      ==========
Non-cash investing and financing activities:
   Trademark acquired by issuance of notes              $    3,444      $       --      $       --      $       --
                                                        ==========      ==========      ==========      ==========
   Net assets acquired by issuance of stock             $    1,128      $       --      $  391,596      $       --
                                                        ==========      ==========      ==========      ==========

                       See notes to financial statements.

                     RESEARCH AND EVENTS BUSINESSES ACQUIRED
                         FROM JUPITER MEDIA METRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS

    FOR THE YEAR ENDED DECEMBER 31, 1999, FOR THE PERIOD FROM JANUARY 1, 2000
       THROUGH SEPTEMBER 20, 2000, FOR THE PERIOD FROM SEPTEMBER 21, 2000 THROUGH DECEMBER 31, 2000 AND FOR THE YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)


1.   BASIS OF PRESENTATION OF THE ACQUIRED BUSINESSES

         On July 31, 2002, Jupitermedia Corporation, formerly known as INT Media Group, Inc. ("Jupitermedia"), acquired certain assets and assumed certain liabilities of the Jupiter Research and Jupiter Events Businesses from Jupiter Media Metrix, Inc. ("JMM"), pursuant to an asset purchase agreement, dated as of June 20, 2002, by and between Jupitermedia, JMM and Jupiter Communications, Inc. ("JCI"), a subsidiary of JMM.

         Jupiter Research provides clients with strategic analysis and insights, including industry trends, forecasts and best practices, all backed by proprietary data. Jupiter Events hosts conferences focusing on the global digital economy.

         The accompanying balance sheets present, as of December 31, 2000 and 2001, the assets and liabilities of the Jupiter Research and Jupiter Events Businesses acquired by Jupitermedia. The accompanying statements of operations and cash flows present the operations and cash flows of the acquired businesses for the years ended December 31, 1999, 2000 and 2001, except that such statements for the 2000 year are presented in two component periods from January 1, 2000 to September 20, 2000 and from September 21, 2000 to December 31, 2000. On September 20, 2000, the businesses were acquired by JMM and accounted for as a purchase, thereby resulting in a new basis of accounting.

         All costs of doing business of the acquired businesses are included herein. The usual elements of equity have not been differentiated, as such elements are not meaningful; in their place, the caption "Excess (deficiency) of assets over liabilities" is used. As the acquired businesses reflect losses for the periods presented, no income tax provision is required, nor is there any income tax benefit reflected.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         REVENUES. Jupiter Research revenues are deferred and then recognized proportionally in operations over the term of the service period, which is generally up to one year. Jupiter Events revenues are reflected in operations when the event occurs.

         Deferred revenues are comprised of Jupiter Research fees paid in advance to be earned after the balance sheet date over the term of the service period and Jupiter Events sponsorship, exhibition and attendee registration fees paid in advance to be earned from events held after the balance sheet date.

         COST OF REVENUES AND COMMISSION EXPENSE RECOGNITION. Cost of revenues is primarily comprised of cost of research analysts, direct costs incurred for events, payroll and travel. Prepaid commissions related to Jupiter Research are recorded upon the signing of the contract and expensed over the contract period. Commission expense is included within advertising, promotion and selling expenses in the accompanying statements of operations.

         RESEARCH AND DEVELOPMENT. Research and development costs primarily consist of costs attributable to the development of new products and are expensed as incurred. Research and development costs were none in 1999 and 2000 and $1,526 in 2001 and are included in general and administrative expenses.

         USE OF ESTIMATES IN THE FINANCIAL STATEMENTS. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS. Cash equivalents consist of highly liquid investments with a maturity date of three months or less when purchased. Substantially all cash and cash equivalents were held with four financial institutions at December 31, 2000 and 2001. Cash is exposed to risk to the extent the balance of the cash accounts exceeds federally insured limits.

         At December 31, 2000 and 2001, there was $4,797 of restricted cash, which is classified as a long-term asset. The restricted cash represents amounts collateralizing letters of credit issued in lieu of cash security deposits.

         MARKETABLE SECURITIES. Marketable securities are accounted for as investments in accordance with Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities." All investments have been classified as available-for-sale securities as of December 31, 2000 and 2001. Available-for-sale securities are stated at fair value, with the unrealized gains and losses reported in accumulated other comprehensive income (loss) except the components of equity are not differentiated on the accompanying balance sheets. Realized gains and losses and declines other-than-temporary on available-for-sale securities are included in interest and other income (expense) as applicable. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in interest income.

         FINANCIAL INSTRUMENTS. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and deferred revenues approximated fair value because of the relatively short maturity of these instruments.

         CONCENTRATION OF CREDIT RISK. JMM's policy was to review a customer's financial condition prior to extending credit and, generally, collateral was not required. Credit losses have been provided in the financial statements and have been within management's expectations. No customer accounted for 10% or more of revenues in 1999, 2000 or 2001.

         PROPERTY AND EQUIPMENT. Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining term of the related lease.

         SOFTWARE DEVELOPMENT COSTS. Internal-use software costs are capitalized in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." These costs are amortized using the straight-line method over the estimated useful lives, which is generally three years and are classified as property and equipment (see Note
4). At December 31, 2000 and 2001, the balance of capitalized internal-use software costs was $2,746 and $50, respectively. Amortization of capitalized internal-use software costs totaled $40, $359, $261 and $1,430 for the year ended December 31, 1999, for the period from January 1, 2000 through September 20, 2000, for the period from September 21, 2000 through December 31, 2000 and for the year ended December 31, 2001, respectively.

         GOODWILL. Goodwill representing the excess of consideration paid over the fair value of the net assets acquired on September 20, 2000 is amortized over five years. See Notes 5, 9 and 10. In accordance with Statement of Financial Accounting Standard No. 142, periodic amortization of goodwill will cease on January 1, 2002, but goodwill will be subject to an impairment test thereafter under certain conditions.

         OTHER INTANGIBLE ASSETS. Other intangible assets, primarily consisting of trademarks, are amortized by the straight-line method over three years from the date of acquisition.

         IMPAIRMENT OF LONG-LIVED ASSETS. The recoverability of the carrying amount of long-lived assets, including intangibles, was periodically evaluated whenever events or changes in circumstances indicated that the carrying amount of an asset may not have been fully recoverable. Impairment losses were assessed when the undiscounted expected future cash flows derived from an asset were less than its carrying amount. Impairment losses were measured as the amount by which the carrying value of an asset exceeded its fair value and were charged to expense.

         ADVERTISING AND PROMOTION COSTS. Advertising and promotion costs are expensed as incurred. Advertising and promotion costs were $1,611, $1,630, $859 and $852 for the year ended December 31, 1999, for the period from January 1, 2000 through September 20, 2000, for the period from September 21, 2000 through December 31, 2000 and for the year ended December 31, 2001, respectively.

3.   MARKETABLE SECURITIES

Marketable securities are carried at fair value. At December 31, 2000, these securities consisted exclusively of available-for-sale securities and their fair value equaled their costs as shown below:

                                                   COST/FAIR VALUE
                                                   ---------------
Corporate bonds                                       $  6,945
Government securities                                    4,756
                                                      --------
                                                      $ 11,701
                                                      ========

There were no marketable securities at December 31, 2001. There were no material realized gains or losses from sales of marketable securities during 1999, 2000 or 2001.

4.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following:
                                                     DECEMBER 31,  DECEMBER 31,
                                                        2000          2001
                                                      --------      --------
Computer equipment                                    $  5,327      $    203
Computer software                                        4,537            50
Furniture and fixtures                                   2,089            --
Machinery and equipment                                    663            --
Leasehold improvements                                   6,315            --
                                                      --------      --------
                                                        18,931           253
Less accumulated depreciation and amortization            (995)          (21)
                                                      --------      --------
                                                      $ 17,936      $    232
                                                      ========      ========
5.   GOODWILL

During the year ended December 31, 2001, based on the presence of certain impairment indicators, including a continuing historic and anticipated decline in cash flows associated with the assets acquired and a material decrease in the fair value of such assets, $309,665 of goodwill was written-off thereby reducing the carrying value of such assets to their estimated fair value based on expected discounted cash flows.

Goodwill consists of the following:
                                                     DECEMBER 31,  DECEMBER 31,
                                                        2000          2001
                                                      --------      --------
Goodwill                                              $397,933      $  2,583
Less accumulated amortization                          (26,945)         (163)
                                                      --------      --------
                                                      $370,988      $  2,420
                                                      ========      ========

6.   INTANGIBLE ASSETS

In November 1999, certain rights were acquired to a portion of the net profits of "Plug-In," one of the annual conferences sponsored by JCI, as well as the related trademark. The aggregate purchase price was $3,850, which was paid through the issuance of two $1,925 zero-coupon convertible promissory notes with a maturity date of January 7, 2001. The trademark was recorded at the present value of the convertible notes payable at $3,444.

Other intangible assets consists of the following:

                                                     DECEMBER 31,  DECEMBER 31,
                                                        2000          2001
                                                      --------      --------
Trademarks                                            $  3,888      $     65
Other                                                       75            --
                                                      --------      --------
                                                         3,963            65
Less accumulated amortization                           (1,625)           (5)
                                                      --------      --------
                                                      $  2,338      $     60
                                                      ========      ========
7.   CONVERTIBLE NOTES PAYABLE

The convertible note payable at December 31, 2000 represents the balance remaining on one of two zero-coupon convertible promissory notes issued in November, 1999 as consideration for additional rights to the net profits of the "Plug-in" conference. The original notes totaled $3,444, net of discount. A payment of principal and interest of $1,750 was made on the first note in February 2000 and payments totaling $1,588 were made on the second note during the 2000 year leaving a balance of $267 at December 31, 2000. The balance of the note was paid in January 2001.

8.   RELATED PARTY TRANSACTIONS

Beginning in 2001, the Jupiter Research and Jupiter Events Businesses provided certain administrative services to the other businesses that comprised JMM. These services included processing cash disbursements to vendors and the billing and collection of revenues from customers. Amounts due from related parties relate to payments made by the Jupiter Research and Jupiter Events Businesses on behalf of the other JMM businesses. Amounts due to related parties relate to billings to customers on behalf of the other JMM businesses.

9.   RESTRUCTURING CHARGES

During 2001, the Jupiter Research and Jupiter Events Businesses announced and implemented a restructuring plan. The goal was to significantly reduce operating expenses by realigning resources around their core product initiatives, and thereby achieve reductions in sales and marketing, product development, administrative and technology expenses. As part of the restructuring plan, there was a major work-force reduction and duplicate and excess facilities were closed in the United States and abroad. Certain property and equipment and leaseholds (principally leasehold improvements associated with facility closures) were abandoned and seven conferences scheduled for 2001 were cancelled.

As a result of the restructuring, the businesses recorded restructuring charges for severance pay for terminated employees, accrued bonus payments, medical and other benefits. The restructuring charges also included the cost of closing or consolidating facilities in New York, San Francisco and London. This charge included the portion of the remaining contractual obligations under the facilities leased, from either the date of closure to the end of the lease terms or the lease settlement and termination dates. The restructuring charges also included the cost of discontinuation of certain international operations and scheduled events.

The following table sets forth the restructuring activity during the year ended December 31, 2001:

Lease cancellation and settlement payments                          $ 11,866
Termination payments to employees and related costs                    3,833
Discontinuance of certain international operations
  and shutdown costs                                                   1,002
Conference cancellation fees and related costs                           602
                                                                    --------
Total restructuring charges                                         $ 17,303
                                                                    ========

Of the total restructuring charges recorded during the year ended December 31, 2001 of $17,303, $5,117 was paid, $1,813 represents write-offs of certain current assets and $10,373 was accrued at December 31, 2001. Included in the accrual of $10,373 at December 31, 2001 is $7,156 related to lease terminations and settlements. The remaining $3,217 relates to severance of $2,583 that was paid in 2002 and additional costs of $634 applicable to closing international operations and related legal fees.



10.  IMPAIRMENT LOSSES

During the year ended December 31, 2001, based on the presence of certain impairment indicators, including a continuing historic and anticipated decline in revenues associated with the assets acquired and a material decrease in the fair value of such assets, goodwill was written-off thereby reducing the carrying value of such assets to their estimated fair value based on expected discounted cash flows.

The impairment charges recorded during 2001 in connection with this restructuring were as follows:

Impairment of goodwill                                              $309,665
Impairment of property and equipment                                  18,134
Impairment of other intangibles                                          962
                                                                    --------
Total impairment charges                                            $328,761
                                                                    ========


11.  EMPLOYEE BENEFIT PLANS

The Jupiter Research and Jupiter Events Businesses participated in JCI's and JMM's defined contribution plan under Section 401(k) of the Internal Revenue Code. Eligible employees were entitled to defer up to 15% of their earnings subject to Internal Revenue Code limitations. The businesses made matching contributions equal to 50% on each dollar of participant contributions up to 6% of the participant's compensation. Matching contributions under the plan were $145 for 1999, $292 for the period January 1, 2000 to September 20, 2000, $84 for the period September 21 to December 31, 2000, and $434 for 2001.

                     RESEARCH AND EVENTS BUSINESSES ACQUIRED
                         FROM JUPITER MEDIA METRIX, INC.

                     INDEX TO UNAUDITED FINANCIAL STATEMENTS






                                                                           PAGE
                                                                           ----

Balance Sheet as of June 30, 2002 .......................................   14

Statements of Operations for the Period from January 1, 2001 through June 30, 2001 and for the Period from January 1, 2002
    through June 30, 2002 ...............................................   15

Statements of Cash Flows for the Period from January 1, 2001 through June 30, 2001 and for the Period from January 1, 2002
    through June 30, 2002 ...............................................   16

Notes to Financial Statements ...........................................   17

                     RESEARCH AND EVENTS BUSINESSES ACQUIRED
                         FROM JUPITER MEDIA METRIX, INC.

                                  BALANCE SHEET
                                   (UNAUDITED)
                                 (IN THOUSANDS)





                                     ASSETS                      JUNE 30, 2002
                                                                 -------------
Current assets:
   Cash and cash equivalents                                       $      728
   Accounts receivable, less allowance
      for doubtful accounts of $825                                     1,970
   Due from related parties                                               961
   Prepaid expenses and other                                             950
                                                                   ----------
                Total current assets                                    4,609

Property and equipment, net of
   accumulated depreciation of $63                                        190
Goodwill                                                                2,420
Other intangible assets, net                                               50
Other assets                                                              317
                                                                   ----------
                Total assets                                       $    7,586
                                                                   ==========


                                   LIABILITIES

Current liabilities:
   Accounts payable and accrued expenses                           $    5,375
   Accrued taxes and accrued compensation                               7,673
   Accrued restructuring cost                                           3,300
   Due to related parties                                              32,576
   Deferred revenues                                                    3,981
                                                                   ----------
                Total current liabilities                          $   52,905
                                                                   ==========

Deficiency of assets over liabilities                              $  (45,319)
                                                                   ==========




                       See notes to financial statements.

                     RESEARCH AND EVENTS BUSINESSES ACQUIRED
                         FROM JUPITER MEDIA METRIX, INC.

                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                                 (IN THOUSANDS)



                                             JANUARY 1, 2001     JANUARY 1, 2002
                                              THROUGH JUNE        THROUGH JUNE
                                                30, 2001            30, 2002
                                               ----------          ----------

Revenues                                       $   28,335          $    8,692
Cost of revenues                                   15,135               3,853
                                               ----------          ----------

Gross profit                                       13,200               4,839
                                               ----------          ----------
Operating expenses:
   Advertising, promotion and selling              11,512               2,828
   General and administrative                      13,386              12,143
   Amortization expense                            40,011                  10
   Restructuring charges                            7,507                  --
                                               ----------          ----------
                                                   72,416              14,981
                                               ----------          ----------

                                                  (59,216)            (10,142)

Interest income                                       328                  41
Other income (expense)                               (306)                 68
                                               ----------          ----------

Net loss                                       $  (59,194)         $  (10,033)
                                               ==========          ==========





                       See notes to financial statements.

                     RESEARCH AND EVENTS BUSINESSES ACQUIRED
                         FROM JUPITER MEDIA METRIX, INC.

                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                     JANUARY 1,      JANUARY 1,
                                                        2001            2002
                                                      THROUGH         THROUGH
                                                   JUNE 30, 2001   JUNE 30, 2002
                                                     ----------      ----------
Cash flows from operating activities:
   Net loss                                          $  (59,194)     $  (10,033)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
      Depreciation and amortization                      46,308              52
   Changes in current assets and liabilities:
      Accounts receivable, net                            7,883           3,759
      Due from related parties                           (5,616)          2,163
      Prepaid expenses and other                          1,997             179
      Restricted cash                                        --           4,797
      Accounts payable, accrued expenses and other       (2,231)         (4,879)
      Due to related parties                             10,429           7,130
      Deferred revenues                                 (13,325)         (3,230)
                                                     ----------      ----------
         Net cash used in operating activities          (13,749)            (62)
                                                     ----------      ----------
Cash flows from investing activities:
   Sale of marketable securities                         11,701              --
   Capital expenditures                                  (1,851)             --
   Net cash paid in connection with acquisitions           (936)             --
                                                     ----------      ----------
         Net cash provided by investing activities        8,914              --
                                                     ----------      ----------

Cash flows from financing activities:
   Payment on convertible notes                            (267)             --
                                                     ----------      ----------
         Net cash used in by financing activities          (267)             --
                                                     ----------      ----------

Net change in cash and cash equivalents                  (5,102)            (62)
Cash and cash equivalents, beginning of period            5,540             790
                                                     ----------      ----------
Cash and cash equivalents, end of period             $      438      $      728
                                                     ==========      ==========
Supplemental disclosures of cash flow:
   Cash paid for interest                            $        7      $       --
                                                     ==========      ==========
   Cash paid for income taxes                        $       --      $       --
                                                     ==========      ==========


                       See notes to financial statements.

                     RESEARCH AND EVENTS BUSINESSES ACQUIRED
                         FROM JUPITER MEDIA METRIX, INC.

                          NOTES TO FINANCIAL STATEMENTS

                FOR THE PERIOD FROM JANUARY 1, 2001 THROUGH JUNE
                30, 2001 AND FOR THE PERIOD FROM JANUARY 1, 2002
                              THROUGH JUNE 30, 2002
                                   (UNAUDITED)
                                 (IN THOUSANDS)





1.   BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared from the books and records of the Jupiter Research and Jupiter Events Businesses of Jupiter Media Metrix, Inc. in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. It is suggested that these unaudited financial statements be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2001 for the Research and Events Businesses Acquired from Jupiter Media Metrix, Inc. included herein. In the opinion of management, all adjustments considered necessary for a fair presentation of the results for the interim periods presented have been reflected in such financial statements.



2.   INTANGIBLE ASSETS

Other intangible assets consists of the following:

                                                               JUNE 30, 2002
                                                               -------------
Trademarks                                                     $          65
Less accumulated amortization                                            (15)
                                                               -------------
                                                               $          50
                                                               =============

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


         The following Unaudited Pro Forma Condensed Financial Information is based on the historical financial statements of Jupitermedia Corporation and the Jupiter Research and Jupiter Events Businesses Acquired from Jupiter Media Metrix, Inc. and has been prepared to illustrate the effect of Jupitermedia Corporation's acquisition of certain assets and the assumption of certain liabilities of the Jupiter Research and Jupiter Events Businesses acquired from Jupiter Media Metrix, Inc. The Unaudited Pro Forma Condensed Financial Information has been prepared using the purchase method of accounting.

         The Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2002 gives effect to the acquisition of the Jupiter Research and Jupiter Events Businesses acquired from Jupiter Media Metrix, Inc. as if the acquisition had been consummated on June 30, 2002. The Unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 2001 and for the six months ended June 30, 2002 give effect to the acquisition of the Jupiter Research and Jupiter Events Businesses acquired from Jupiter Media Metrix, Inc. as if the acquisition had been consummated on January 1, 2001.

         The Unaudited Pro Forma Condensed Financial Information is based on certain assumptions and adjustments described in the notes to the Unaudited Pro Forma Condensed Financial Information included in this report and should be read in conjunction with the historical financial statements and accompanying disclosures contained in Jupitermedia Corporation's December 31, 2001 consolidated financial statements and notes thereto on Form 10-K and the historical financial statements of the Jupiter Research and Jupiter Events Businesses acquired from Jupiter Media Metrix, Inc. for the year ended December 31, 2001 and as of and for the six months ended June 30, 2002 and notes thereto included in this report.

         The Unaudited Pro Forma Condensed Financial Information does not reflect future events that may occur after the acquisition has been completed. As a result of the assumptions, estimates and uncertainties, the accompanying Unaudited Pro Forma Condensed Financial Information does not purport to describe the actual financial condition or results of operations that would have been achieved had the acquisition in fact occurred on the dates indicated, nor does it purport to predict Jupitermedia Corporation's future financial condition or results of operations. The acquisition will be accounted for as a purchase. Jupitermedia Corporation has not completed the final allocation of the purchase price to tangible and intangible assets of the acquisition.

                            JUPITERMEDIA CORPORATION

           INDEX TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS





                                                                           PAGE
                                                                           ----

Balance Sheet as of June 30, 2002 .......................................   20

Notes to Unaudited Pro Forma Condensed Balance Sheet ....................   21

Statement of Operations for the Year Ending December 31, 2001 ...........   22

Statement of Operations for the Six Months Ending June 30, 2002 .........   23

Notes to Unaudited Pro Forma Condensed Statements of Operations .........   24

                            JUPITERMEDIA CORPORATION

                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                                  JUNE 30, 2002
                                 (IN THOUSANDS)



                                                                  RESEARCH AND
                                                                     EVENTS
                                                                   BUSINESSES
                                                                  ACQUIRED FROM
                                                   JUPITERMEDIA   JUPITER MEDIA                     JUPITERMEDIA
                                                   CORPORATION     METRIX, INC.    PRO FORMA         CORPORATION
ASSETS                                             (HISTORICAL)   (HISTORICAL)    ADJUSTMENTS         PRO FORMA
                                                    ----------     ----------     ----------         ----------
Current assets:
   Cash and cash equivalents                        $   25,759     $      728     $     (978)(1)(3)  $   25,509
   Accounts receivable, net                              5,227          1,970           (132)(2)          7,065
   Due from related parties                                 --            961           (961)(3)             --
   Prepaid expenses and other                              343            950           (763)(2)(3)         530
                                                    ----------     ----------     ----------         ----------
                Total current assets                    31,329          4,609         (2,834)            33,104

Property and equipment, net                              2,913            190             --              3,103
Goodwill                                                 5,261          2,420             --              7,681
Other intangible assets, net                             1,400             50             --              1,450
Investments and other assets                             2,130            317           (317)(3)          2,130
                                                    ----------     ----------     ----------         ----------
                Total assets                        $   43,033     $    7,586     $   (3,151)        $   47,468
                                                    ==========     ==========     ==========         ==========




LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses            $    4,546     $   12,726     $  (12,476)(2)(3)  $    4,796
   Accrued payroll and related expenses                  1,422            322           (118)(2)(3)       1,626
   Accrued restructuring cost                               --          3,300         (3,300)(3)             --
   Due to related parties                                   --         32,576        (32,576)(3)             --
   Deferred revenues                                     2,392          3,981             --              6,373
                                                    ----------     ----------     ----------         ----------
                Total current liabilities                8,360         52,905        (48,470)            12,795

Deferred revenues                                          455             --             --                455
                                                    ----------     ----------     ----------         ----------
                Total liabilities                        8,815         52,905        (48,470)            13,250

Total stockholders' equity                              34,218        (45,319)        45,319 (3)         34,218
                                                    ----------     ----------     ----------         ----------
                Total liabilities and
                stockholders' equity                $   43,033     $    7,586     $   (3,151)        $   47,468
                                                    ==========     ==========     ==========         ==========




          See notes to the unaudited pro forma condensed balance sheet.

                            JUPITERMEDIA CORPORATION

              NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET


                                  JUNE 30, 2002

                                 (IN THOUSANDS)



The unaudited pro forma condensed balance sheet gives effect to the following unaudited pro forma adjustments:

1. Adjustment reflects the $250 of cash paid for the Jupiter Research and Jupiter Events Businesses acquired from Jupiter Media Metrix, Inc.

2. Adjustment reflects management's preliminary allocation of the purchase price for the Jupiter Research and Jupiter Events Businesses acquired from Jupiter Media Metrix, Inc.

3. Adjustment reflects assets not acquired or liabilities not assumed by Jupitermedia Corporation.

                            JUPITERMEDIA CORPORATION

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDING DECEMBER 31, 2001

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                            RESEARCH AND
                                                               EVENTS
                                                             BUSINESSES
                                                           ACQUIRED FROM
                                            JUPITERMEDIA   JUPITER MEDIA                      JUPITERMEDIA
                                            CORPORATION     METRIX, INC.      PRO FORMA        CORPORATION
                                            (HISTORICAL)    (HISTORICAL)     ADJUSTMENTS        PRO FORMA
                                             ----------      ----------      ----------        ----------
Revenues                                     $   43,965      $   45,130      $       --        $   89,095
Cost of revenues                                 22,101          23,333              --            45,434
                                             ----------      ----------      ----------        ----------
Gross profit                                     21,864          21,797              --            43,661
                                             ----------      ----------      ----------        ----------

Operating expenses:
   Advertising, promotion and selling            18,471          16,905              --            35,376
   General and administrative                    14,686          20,210              --            34,896
   Amortization expense                          33,785          60,219              --            94,004
   Restructuring charge                              --          17,303              --            17,303
   Impairment losses                             54,184         328,761              --           382,945
                                             ----------      ----------      ----------        ----------
Total operating expenses                        121,126         443,398              --           564,524
                                             ----------      ----------      ----------        ----------

Operating loss                                  (99,262)       (421,601)             --          (520,863)

Loss on investments and other, net               (1,946)           (315)             --            (2,261)
Interest income                                   1,376             417              (5)(1)         1,788
Interest expense                                     --             (43)             --               (43)
                                             ----------      ----------      ----------        ----------

Loss before income taxes, minority
   interests and equity losses from
   international and venture fund
   investments, net                             (99,832)       (421,542)             (5)         (521,379)

Provision for income taxes                           (2)             --              --                (2)
Minority interests                                   83              --              --                83
Equity losses from international and
   venture fund investments, net                 (2,435)             --              --            (2,435)
                                             ----------      ----------      ----------        ----------
Net loss                                     $ (102,186)     $ (421,542)     $       (5)       $ (523,733)
                                             ==========      ==========      ==========        ==========
Basic and diluted loss per share             $    (4.03)                                       $   (20.67)
                                             ==========                                        ==========
Weighted average number of common shares         25,333                                            25,333
                                             ==========                                        ==========

    See notes to the unaudited pro forma condensed statements of operations.

                            JUPITERMEDIA CORPORATION

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDING JUNE 30, 2002

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                            RESEARCH AND
                                                               EVENTS
                                                             BUSINESSES
                                                           ACQUIRED FROM
                                            JUPITERMEDIA   JUPITER MEDIA                      JUPITERMEDIA
                                            CORPORATION     METRIX, INC.      PRO FORMA        CORPORATION
                                            (HISTORICAL)    (HISTORICAL)     ADJUSTMENTS        PRO FORMA
                                             ----------      ----------      ----------        ----------

Revenues                                     $   18,562      $    8,692      $       --        $   27,254
Cost of revenues                                  7,424           3,853              --            11,277
                                             ----------      ----------      ----------        ----------

Gross profit                                     11,138           4,839              --            15,977
                                             ----------      ----------      ----------        ----------
Operating expenses:
   Advertising, promotion and selling             6,979           2,828              --             9,807
   General and administrative                     4,606          12,143              --            16,749
   Amortization expense                             367              10              --               377
                                             ----------      ----------      ----------        ----------
 Total operating expenses                        11,952          14,981              --            26,933
                                             ----------      ----------      ----------        ----------

Operating loss                                     (814)        (10,142)             --           (10,956)

Interest income                                     202              41              (2)(1)           241
Other income (expense)                             (204)             68              --              (136)
                                             ----------      ----------      ----------        ----------
Loss before income taxes, minority
   interests and equity losses from
   international and venture fund
   investments, net                                (816)        (10,033)             (2)          (10,851)

Provision for income taxes                          (19)             --              --               (19)
Minority interests                                   (1)             --              --                (1)
Equity losses from international and
   venture fund investments, net                   (377)             --              --              (377)
                                             ----------      ----------      ----------        ----------
Net loss                                     $   (1,213)     $  (10,033)     $       (2)       $  (11,248)
                                             ==========      ==========      ==========        ==========
Basic and diluted loss per share             $    (0.05)                                       $    (0.44)
                                             ==========                                        ==========
Weighted average number of common shares         25,333                                            25,333
                                             ==========                                        ==========


    See notes to the unaudited pro forma condensed statements of operations.

                            JUPITERMEDIA CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS


 FOR THE YEAR ENDED DECEMBER 31, 2001 AND FOR THE SIX MONTHS ENDED JUNE 30, 2002





The unaudited pro forma condensed statements of operations give effect to the following unaudited pro forma adjustments:


1. Adjustment reflects the reduction in interest income related to the cash expended in the purchase transaction.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           JUPITERMEDIA CORPORATION


Date:  October 15, 2002                    By: /s/ Christopher S. Cardell
                                               --------------------------
                                               Christopher S. Cardell
                                               President